Exhibit 99.1

UWM Holdings Corporation Announces
Fourth Quarter & Full Year 2025 Results

Loan Origination Volume of $49.6 Billion; Largest Quarterly Originations Since 2021
PONTIAC, MI, February 25, 2026 - UWM Holdings Corporation (NYSE: UWMC) (“UWMC” or the “Company”), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the fourth quarter and full year ended December 31, 2025. Total loan origination volume was $49.6 billion for the fourth quarter 2025 and $163.4 billion for the full year 2025. The Company reported 4Q25 total revenue of $945.2 million, net income of $164.5 million and adjusted EBITDA of $232.8 million. The Company reported full year 2025 total revenue of $3.2 billion, net income of $244.0 million and adjusted EBITDA of $697.3 million.

Mat Ishbia, Chairman, Chief Executive Officer and President of UWMC, said, "I am proud of our team. We had another strong quarter financially, and an outstanding year overall. We have incredible scale, a low-cost model, and, with in-house servicing, the new BILT partnership, and the pending Two Harbors acquisition, you can begin to see our vision of a closed-loop platform. These moves accelerate broker channel growth, drive borrower retention, and strengthen our leadership position. We’re prepared to win operationally, financially, and strategically in 2026 and remain focused on delivering long-term value for our shareholders, team members, brokers, and consumers."

Fourth Quarter 2025 Highlights

•Originations of $49.6 billion in 4Q25, compared to $41.7 billion in 3Q25 and $38.7 billion in 4Q24
•Purchase originations of $18.9 billion in 4Q25, compared to $25.2 billion in 3Q25 and $21.9 billion in 4Q24
•Refinance originations of $30.7 billion in 4Q25, compared to $16.5 billion in 3Q25 and $16.8 billion in 4Q24
•Total gain margin of 122 bps in 4Q25 compared to 130 bps in 3Q25 and 105 bps in 4Q24
•Total revenue of $945.2 million in 4Q25 compared to $843.3 million in 3Q25 and $720.6 million in 4Q24
•Net income of $164.5 million in 4Q25 compared to net income of $12.1 million in 3Q25 and net income of $40.6 million in 4Q24
•Adjusted EBITDA of $232.8 million in 4Q25 compared to $211.1 million in 3Q25 and $118.2 million in 4Q24
•Total equity of $1.6 billion at December 31, 2025, compared to $1.6 billion at September 30, 2025, and $2.1 billion at December 31, 2024
•Unpaid principal balance of MSRs of $240.8 billion with a WAC of 5.65% at December 31, 2025, compared to $216.0 billion with a WAC of 5.57% at September 30, 2025, and $242.4 billion with a WAC of 4.76% at December 31, 2024
•Ended 4Q25 with approximately $1.8 billion of available liquidity, reflecting $503.4 million of cash plus available borrowing capacity under our secured and unsecured lines of credit

Full Year 2025 Highlights

•Originations of $163.4 billion in 2025, compared to $139.4 billion in 2024
•Purchase originations of $93.2 billion in 2025, compared to $96.1 billion in 2024
•Refinance originations of $70.3 billion in 2025, compared to $43.4 billion in 2024
•Net income of $244.0 million in 2025, as compared to net income of $329.4 million in 2024
•Gain margin of 116 bps in 2025, compared to 110 bps in 2024

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q4 2025	Q3 2025	Q4 2024	FY 2025	FY 2024
Loan origination volume(1)	$49,608,104	$41,742,070	$38,664,357	$163,446,465	$139,433,406
Total gain margin(1)(2)	1.22%	1.30%	1.05%	1.16%	1.10%
Total revenue	$945,247	$843,252	$720,596	$3,160,569	$2,674,126
Net income	164,484	12,088	40,613	244,023	329,375
Diluted earnings (loss) per share	0.08	(0.01)	0.02	0.12	0.13
Adjusted diluted earnings per share(3)	0.08	0.01	N/A	N/A	0.16
Adjusted net income (3)	130,561	9,621	33,040	194,311	257,303
Adjusted EBITDA(3)	232,778	211,073	118,159	697,336	459,975

(1) Key operational metric (see discussion below)
(2) Represents total loan production income divided by loan origination volume
(3) Non-GAAP metric (see discussion and reconciliations below)
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q4 2025	Q3 2025	Q4 2024
Cash and cash equivalents	$503,364	$870,703	$507,339
Mortgage loans at fair value	9,932,729	10,784,461	9,516,537
Mortgage servicing rights	4,073,781	3,308,585	3,969,881
Total assets	16,928,676	17,022,337	15,671,116
Non-funding debt (1)	4,292,940	3,891,125	3,401,066
Total equity	1,593,629	1,587,078	2,053,848
Non-funding debt to equity (1)	2.69	2.45	1.66
(1) Non-GAAP metric (see discussion and reconciliations below).

Mortgage Servicing Rights (dollars in thousands)

	Q4 2025	Q3 2025	Q4 2024
Unpaid principal balance	$240,813,979	$216,028,448	$242,405,767
Weighted average interest rate	5.65%	5.57%	4.76%
Weighted average age (months)	18	19	24
Fourth Quarter Business and Product Highlights:
Strategic Acquisition of TWO
•UWM Holdings Corporation and Two Harbors Investment Corp. (“TWO”), an MSR-focused REIT and one of the largest servicers of conventional mortgages in the country announced a definitive merger agreement pursuant to which UWM will acquire TWO in an all stock transaction. The deal remains subject to customary closing conditions, but has the potential to unlock substantial value, a stronger balance sheet, and streamlined operations.
BILT Collaboration
•Continued the rollout of UWM's strategic collaboration with BILT, which allows homeowners to earn rewards on every on-time digital payment. By integrating with BILT, UWM brokers can engage with new and existing consumers earlier and more often, increasing retention yield and lowering consumer acquisition costs.
All-New AI Enhanced Income Calculator
•UWM’s all-new Income Calculator is a game-changer for mortgage brokers looking to streamline the loan approval process. Powered by advanced AI, this tool extracts and analyzes income data with the same precision an underwriter would deliver, eliminating manual math, missed details and second-guessing.
Mortgage Matchup Center
•UWM announced an arena naming rights partnership for our consumer-facing brand, Mortgage Matchup, with the Phoenix Suns and Mercury. The partnership will increase brand awareness and consumer traffic to independent mortgage brokers.

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q4 2025	Q3 2025	Q4 2024	FY 2025	FY 2024
Conventional	$10,208,384	$14,677,985	$13,841,424	$54,890,984	$56,899,265
Government	6,741,182	8,411,136	6,069,761	30,184,108	29,257,856
Jumbo and other (1)	1,970,160	2,124,362	1,941,420	8,104,556	9,924,433
Total Purchase	$18,919,726	$25,213,483	$21,852,605	$93,179,648	$96,081,554

Refinance:	Q4 2025	Q3 2025	Q4 2024	FY 2025	FY 2024
Conventional	$15,042,112	$7,193,198	$8,898,500	$31,657,196	$17,300,663
Government	13,135,275	7,302,600	6,415,421	30,825,361	20,382,191
Jumbo and other (1)	2,510,991	2,032,789	1,497,831	7,784,260	5,668,998
Total Refinance	$30,688,378	$16,528,587	$16,811,752	$70,266,817	$43,351,852
Total Originations	$49,608,104	$41,742,070	$38,664,357	$163,446,465	$139,433,406

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens)
First Quarter 2026 Outlook
We anticipate total revenue in the first quarter of 2026 to be between $650 million and $850 million.
Dividend
Subsequent to December 31, 2025, for the 21st consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on April 9, 2026, to stockholders of record at the close of business on March 19, 2026. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or around April 9, 2026.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Wednesday, February 25, 2026, at 10:30 a.m. ET to review the results. Interested parties may register for a toll-free dial-in number by visiting:
https://registrations.events/direct/Q4I95366717526
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript and supporting materials will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. "Adjusted diluted EPS" is defined as "Adjusted net income (loss)" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, gains or losses on other interest rate derivatives, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, the change in fair value of retained investment securities, and acquisition-related expenses as we believe these adjustments are not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA. Non-funding debt includes the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases.
In addition, we disclose “Non-funding debt” and the “Non-funding debt-to-equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.
Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.
The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q4 2025	Q3 2025	Q4 2024	FY 2025	FY 2024
Earnings before income taxes	$169,624	$12,670	$42,332	$250,896	$335,957
Adjusted income tax (provision) benefit	(39,063)	(3,049)	(9,292)	(56,585)	(78,654)
Adjusted net income	$130,561	$9,621	$33,040	$194,311	$257,303

Adjusted Diluted EPS	Q4 2025	Q3 2025	FY 2024
Diluted weighted average Class A Common shares outstanding	256,913,262	221,354,499	111,374,469
Assumed pro forma conversion of Class D shares(1)	1,342,939,142	1,378,084,794	1,486,115,849
Adjusted diluted weighted average shares outstanding(1)	1,599,852,404	1,599,439,293	1,597,490,318

Adjusted Net Income (in thousands)	130,561	9,621	257,303
Adjusted Diluted EPS	0.08	0.01	0.16
(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock

Adjusted EBITDA	Q4 2025	Q3 2025	Q4 2024	FY 2025	FY 2024
Net income	$164,484	$12,088	$40,613	$244,023	$329,375
Interest expense on non-funding debt	61,829	51,828	44,882	214,513	148,620
Provision (benefit) for income taxes	5,140	582	1,719	6,873	6,582
Depreciation and amortization	13,757	12,747	11,094	50,044	45,474
Stock-based compensation expense	15,592	14,732	8,999	50,363	24,580
Change in fair value of MSRs due to valuation inputs or assumptions, net	28,758	158,842	(456,253)	435,267	(295,197)
(Gain) loss on other interest rate derivatives	(61,409)	(27,813)	469,538	(298,126)	215,436
Deferred compensation, net	2,235	(11,117)	2,191	(6,195)	(9,349)
Change in fair value of Public and Private Warrants	(1,519)	770	(8,495)	(2,743)	(5,091)
Change in Tax Receivable Agreement liability	(12)	41	(110)	3,144	70
Change in fair value of investment securities	(1,043)	(1,627)	3,980	(4,793)	(526)
Acquisition-related expenses	4,966	—	—	4,966	—
Adjusted EBITDA	$232,778	$211,073	$118,159	$697,336	$459,975

Non-funding debt and non-funding debt to equity	Q4 2025	Q3 2025	Q4 2024
Senior notes	$2,981,975	$3,780,620	$2,785,326
Secured lines of credit	1,200,000	—	500,000
Borrowings against investment securities	87,497	87,142	90,646
Finance lease liability	23,468	23,363	25,094
Total non-funding debt	$4,292,940	$3,891,125	$3,401,066
Total equity	$1,593,629	$1,587,078	$2,053,848
Non-funding debt to equity	2.69	2.45	1.66

Cautionary Note Regarding Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) the benefits of our business model; (2) our ability to adapt and scale our business when interest rates move; (3) our strategic collaboration with BILT; (4) the acquisition of TWO and the anticipated benefits from the acquisition; (5) our position amongst our competitors and ability to capture market share and maintain our industry leading position; (6) the timing of in-house servicing; (7) our beliefs regarding opportunities in the broker channel; (8) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (9) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (10) our beliefs related to the amount and timing of our dividend; (11) our expectations for future market environments, including interest rates, and the timing of such market changes; (12) our beliefs regarding our servicing operations; (13) our ability to increase recapture rate, while lowering the cost per recaptured loan; (14) our expectations related to total revenue in the first quarter of 2026; (15) our performance in shifting market conditions and the comparison of such performance against our competitors; (16) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (17) our position and ability to capitalize on market opportunities and the impacts to our results and (18) our investments in technology, including artificial intelligence, and its impact to our operations, ability to scale and financial results. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s ability to successfully implement strategic decisions and product launches; (ii) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (iii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iv) UWM’s ability to sell loans in the secondary market; (v) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (vi) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vii) our ability to consummate the merger with Two Harbors and achieve the anticipated benefits; (viii) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (ix) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (x) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xi) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xii) UWM’s ability to continue to attract and retain its broker relationships; (xiii) UWM’s ability to implement technological innovation, such as AI in our operations; (xiv) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xv) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xvi) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xvii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (“UWMC”) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for eleven consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents (includes restricted cash of $21.0 million and $16.0 million, respectively)	$503,364	$507,339
Mortgage loans at fair value	9,932,729	9,516,537
Derivative assets	37,567	99,964
Investment securities at fair value, pledged	100,512	103,013
Accounts receivable, net	526,694	417,955
Mortgage servicing rights	4,073,781	3,969,881
Premises and equipment, net	180,199	146,199
Operating lease right-of-use asset (includes $93,419 and $92,553 with related parties)	94,310	93,730
Finance lease right-of-use asset, net (includes $20,672 and $22,737 with related parties)	21,247	23,193
Loans eligible for repurchase from Ginnie Mae	1,133,359	641,554
Other assets	324,914	151,751
Total assets	$16,928,676	$15,671,116
Liabilities and Equity
Warehouse lines of credit	$8,912,496	$8,697,744
Derivative liabilities	26,574	35,965
Secured line of credit	1,200,000	500,000
Borrowings against investment securities	87,497	90,646
Accounts payable, accrued expenses and other	707,790	580,736
Accrued distributions and dividends payable	161,292	159,827
Senior notes	2,981,975	2,785,326
Operating lease liability (includes $99,703 and $99,199 with related parties)	100,596	100,376
Finance lease liability (includes $22,894 and $24,608 with related parties)	23,468	25,094
Loans eligible for repurchase from Ginnie Mae	1,133,359	641,554
Total liabilities	15,335,047	13,617,268
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of December 31, 2025 or December 31, 2024	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 268,415,480 and 157,940,987 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	27	16
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2025 or December 31, 2024	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2025 or December 31, 2024	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,331,482,620 and 1,440,332,098 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	133	144
Additional paid-in capital	9,910	3,523
Retained earnings	189,447	157,837
Non-controlling interest	1,394,112	1,892,328
Total equity	1,593,629	2,053,848
Total liabilities and equity	$16,928,676	$15,671,116

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)

	For the three months ended			For the year ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Loan production income	$603,364	$542,144	$407,229	$1,898,141	$1,528,840
Loan servicing income	186,392	169,019	173,300	724,741	636,665
Interest income	155,491	132,089	140,067	537,687	508,621
Total revenue	945,247	843,252	720,596	3,160,569	2,674,126
Other gains (losses)
Change in fair value of mortgage servicing rights	(247,617)	(307,825)	309,149	(1,055,448)	(294,999)
Gain (loss) on other interest rate derivatives	61,409	27,813	(469,538)	298,126	(215,436)
Other gains (losses), net	(186,208)	(280,012)	(160,389)	(757,322)	(510,435)
Expenses
Salaries, commissions and benefits	224,192	222,760	193,155	851,213	689,160
Direct loan production costs	55,141	64,213	54,958	208,811	190,277
Marketing, travel, and entertainment	34,212	23,410	30,771	106,191	96,782
Depreciation and amortization	13,757	12,747	11,094	50,044	45,474
General and administrative	73,670	62,243	60,314	264,060	209,838
Servicing costs	46,184	33,928	29,866	145,629	110,986
Interest expense	144,833	132,084	142,342	530,794	490,763
Other income	(2,574)	(815)	(4,625)	(4,391)	(5,546)
Total expenses	589,415	550,570	517,875	2,152,351	1,827,734
Earnings before income taxes	169,624	12,670	42,332	250,896	335,957
Provision for income taxes	5,140	582	1,719	6,873	6,582
Net income	164,484	12,088	40,613	244,023	329,375
Net income attributable to non-controlling interest	145,072	13,350	31,694	216,643	314,971
Net income (loss) attributable to UWMC	$19,412	$(1,262)	$8,919	$27,380	$14,404

Earnings (loss) per share of Class A common stock:
Basic	$0.08	$(0.01)	$0.06	$0.13	$0.13
Diluted	$0.08	$(0.01)	$0.02	$0.12	$0.13
Weighted average shares outstanding:
Basic	256,913,262	221,354,499	155,584,329	211,407,534	111,374,469
Diluted	256,913,262	221,354,499	1,598,241,235	1,599,179,891	111,374,469

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of December 31, 2025, and the preceding four quarters and Statements of Operations for the quarter ended December 31, 2025, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets		(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents, including restricted cash	$503,364	$870,703	$489,984	$485,024	$507,339
Mortgage loans at fair value	9,932,729	10,784,461	8,040,310	8,402,211	9,516,537
Derivative assets	37,567	91,446	59,356	43,958	99,964
Investment securities at fair value, pledged	100,512	101,277	101,627	102,982	103,013
Accounts receivable, net	526,694	548,090	719,369	472,299	417,955
Mortgage servicing rights	4,073,781	3,308,585	3,445,195	3,321,457	3,969,881
Premises and equipment, net	180,199	164,985	166,460	153,855	146,199
Operating lease right-of-use asset	94,310	95,957	91,004	92,450	93,730
Finance lease right-of-use asset, net	21,247	21,219	21,810	22,464	23,193
Loans eligible for repurchase from Ginnie Mae	1,133,359	749,089	564,806	750,769	641,554
Other assets	324,914	286,525	186,968	200,964	151,751
Total assets	$16,928,676	$17,022,337	$13,886,889	$14,048,433	$15,671,116
Liabilities and Equity
Warehouse lines of credit	$8,912,496	$9,783,664	$7,254,526	$7,573,139	$8,697,744
Derivative liabilities	26,574	41,209	76,683	27,922	35,965
Secured line of credit	1,200,000	—	425,000	250,000	500,000
Borrowings against investment securities	87,497	87,142	86,896	88,775	90,646
Accounts payable, accrued expenses and other	707,790	706,993	661,496	652,701	580,736
Accrued distributions and dividends payable	161,292	160,846	160,360	159,856	159,827
Senior notes	2,981,975	3,780,620	2,787,797	2,786,467	2,785,326
Operating lease liability	100,596	102,333	97,471	99,010	100,376
Finance lease liability	23,468	23,363	23,872	24,445	25,094
Loans eligible for repurchase from Ginnie Mae	1,133,359	749,089	564,806	750,769	641,554
Total liabilities	15,335,047	15,435,259	12,138,907	12,413,084	13,617,268
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 268,415,480 as of December 31, 2025, 234,291,930 as of September 30, 2025, 205,979,563 as of June 30, 2025, 200,781,659 as of March 31, 2025 and 157,940,987 as of December 31, 2024	27	23	21	20	16
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized; shares issued and outstanding - 1,331,482,620 as of December 31, 2025, 1,365,482,620 as of September 30, 2025, 1,393,282,620 as of June 30, 2025, 1,397,782,620 as of March 31, 2025 and 1,440,332,098 as of December 31, 2024	133	137	139	140	144
Additional paid-in capital	9,910	7,579	5,688	4,298	3,523
Retained earnings	189,447	169,935	170,320	160,407	157,837
Non-controlling interest	1,394,112	1,409,404	1,571,814	1,470,484	1,892,328
Total equity	1,593,629	1,587,078	1,747,982	1,635,349	2,053,848
Total liabilities and equity	$16,928,676	$17,022,337	$13,886,889	$14,048,433	$15,671,116

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Revenue
Loan production income	$603,364	$542,144	$447,882	$304,751	$407,229
Loan servicing income	186,392	169,019	178,813	190,517	173,300
Interest income	155,491	132,089	132,005	118,102	140,067
Total revenue	945,247	843,252	758,700	613,370	720,596
Other gains (losses)
Change in fair value of mortgage servicing rights	(247,617)	(307,825)	(111,421)	(388,585)	309,149
Gain (loss) on other interest rate derivatives	61,409	27,813	208,904	—	(469,538)
Other gains (losses), net	(186,208)	(280,012)	97,483	(388,585)	(160,389)
Expenses
Salaries, commissions and benefits	224,192	222,760	211,461	192,800	193,155
Direct loan production costs	55,141	64,213	46,330	43,127	54,958
Marketing, travel, and entertainment	34,212	23,410	26,379	22,190	30,771
Depreciation and amortization	13,757	12,747	12,200	11,340	11,094
General and administrative	73,670	62,243	59,999	68,148	60,314
Servicing costs	46,184	33,928	35,083	30,434	29,866
Interest expense	144,833	132,084	133,467	120,410	142,342
Other expense (income)	(2,574)	(815)	1,846	(2,848)	(4,625)
Total expenses	589,415	550,570	526,765	485,601	517,875
Earnings (loss) before income taxes	169,624	12,670	329,418	(260,816)	42,332
Provision (benefit) for income taxes	5,140	582	14,939	(13,788)	1,719
Net income (loss)	164,484	12,088	314,479	(247,028)	40,613
Net income (loss) attributable to non-controlling interest	145,072	13,350	291,570	(233,349)	31,694
Net income (loss) attributable to UWMC	$19,412	$(1,262)	$22,909	$(13,679)	$8,919

Earnings (loss) per share of Class A common stock:
Basic	$0.08	$(0.01)	$0.11	$(0.08)	$0.06
Diluted	$0.08	$(0.01)	$0.11	$(0.12)	$0.02
Weighted average shares outstanding:
Basic	256,913,262	221,354,499	202,133,122	164,100,022	155,584,329
Diluted	256,913,262	221,354,499	202,133,122	1,598,383,240	1,598,241,235